Exhibit 5.6

postal address	P.O. Box 71170 1008 BD Amsterdam
office address	Fred. Roeskestraat 100 1076 ED Amsterdam the Netherlands
internet	www.loyensloeff.com

To:
Each of  the parties listed
in Schedule 1 (Opinion addressees)

Amsterdam, 17 March 2015

Dear Sir, Madam,

1	INTRODUCTION
We have acted as special counsel on certain matters of Dutch law to the Opinion Parties.
2	DEFINITIONS
2.1
Capitalised terms used but not (otherwise) defined herein are used as defined in the Schedules to this opinion letter or comprise the documents listed under the capitalised headers of Schedule 3 (Reviewed documents).

2.2	In this opinion letter:
Companies means the entities under paragraph (1) up to and including (3) in Schedule 2 (Opinion Parties).
Cooperatives means the entities under paragraph (4) up to and including (6) in Schedule 2 (Opinion Parties).
Indentures means the documents listed in paragraph 2 (Transaction documents) of Schedule 3 (Reviewed documents).
Opinion Parties means the Companies and Cooperatives.
Registration Statement means the registration statement on Form F-3 (excluding any documents incorporated by reference therein or any exhibits thereto), filed with the SEC on 17 March 2015 relating to the offering of the debentures, notes or other debt instruments to be issued by DryShips Inc. in under the Indentures.

The public limited company Loyens & Loeff N.V. is established in Rotterdam and is registered with the Trade Register of the Chamber of Commerce and Industry under number 24370566. Solely Loyens & Loeff N.V. shall operate as contracting agent. All its services shall be governed by its General Terms and Conditions, including, inter alia, a limitation of liability and a nomination of competent jurisdiction. These General Terms and Conditions have been printed on the reverse side of this page and may also be consulted via www.loyensloeff.com. The conditions were deposited with the Registry of the Rotterdam District Court on 1 July 2009 under number 43/2009.

amsterdam • arnhem • brussels • luxembourg • rotterdam • aruba curacao • dubai • geneva • hong kong • london • new york • paris • singapore • tokyo • zurich

Relevant Date means the date of the Board Resolutions and this opinion letter.
SEC means the U.S. Securities and Exchange Commission.
Securities Act means the U.S. Securities Act of 1933, as amended.
Trade Register means the trade register of the Chamber of Commerce in the Netherlands.
3	SCOPE OF INQUIRY
3.1	For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the documents listed in Schedule 3 (Reviewed documents).
3.2	We have undertaken only the following searches and inquiries (the Checks) at the date of this opinion letter:
(a)	an inquiry by telephone at the Trade Register, confirming that no changes were registered after the date of the Excerpts;
(b)
an inquiry by telephone at the bankruptcy clerk's office (faillissementsgriffie) of the court in Amsterdam, the Netherlands, confirming that the Opinion Parties are not listed in the relevant insolvency register;

(c)
an online inquiry on the relevant website (www.rechtspraak.nl) of the EU Registrations with the Central Insolvency Register (Centraal Insolventie Register) confirming that the Opinion Parties are not listed on the EU Registrations with the Central Insolvency Register; and

(d)
an online inquiry on the relevant website (http://eur-lex.europa.eu/) of the Annex to Council regulation (EC) No 2580/2001, Annex I of Council regulation (EC) No 881/2002 and the Annex to Council Common Position 2001/931 relating to measures to combat terrorism, all as amended from time to time, confirming that the Opinion Parties are not listed on such annexes.

3.3	We have not reviewed any documents incorporated by reference or referred to in the Registration Statement (save for the Indentures) and therefore our opinions do not extend to such documents.
4	NATURE OF OPINION
4.1
We only express an opinion on matters of Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in force on the date of this opinion letter, excluding unpublished case law. We do not express an opinion on tax law, competition law and financial assistance. The terms "the Netherlands" and "Dutch" in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2
Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions referenced in the Registration Statement and on any representations, warranties or other information included in the Registration Statement and any other document examined in connection with this opinion letter, except as expressly stated in this opinion letter.

4.3
In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. For the purpose of tax law a term may have a different meaning than for the purpose of other areas of Dutch law.

4.4
This opinion letter may only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Dutch law and be brought exclusively before the competent court in Rotterdam, the Netherlands.

4.5
This opinion letter is issued by Loyens & Loeff N.V. and may only be relied upon under the express condition that any liability of Loyens & Loeff N.V. is limited to the amount paid out under its professional liability insurance policies. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.

5	OPINIONS
The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 4 (Assumptions) and the qualifications set out in Schedule 5 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:
5.1	Corporate status
5.1.1	Each Company has been duly incorporated and is validly existing as a besloten vennootschap met beperkte aansprakelijkheid (private limited liability company) under Dutch law.
5.1.2	Each Cooperative has been duly incorporated and is validly existing as a coöperatie met uitsluiting van aansprakelijkheid (cooperative with excluded liability) under Dutch law.
5.2	Corporate power
5.2.1	Each Opinion Party has the corporate power to execute and authorise the filing of the Registration Statement with the SEC.
5.2.2	Each Opinion Party has the corporate power to guarantee the obligations of DryShips Inc. under the Indentures.

5.3	Due authorisation
The grant of a guarantee of the obligations of DryShips Inc. under the Indentures by the Opinion Parties has been duly authorised by all requisite corporate action on the part of the Opinion Parties.
6	ADDRESSEES
6.1
This opinion letter is addressed to you in relation to and as an exhibit to the Registration Statement and may not be disclosed to and relied upon by any other person without our prior written consent other than as an exhibit to the Registration Statement. This opinion letter is not to be used or relied upon for any purpose other than in connection with the filing of the Registration Statement.

6.2
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to Loyens & Loeff N.V. under the heading "Legal Matters" and "Exhibit List" in the Registration Statement. In giving the consent set out in the previous sentence, we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or any rules and regulations of the SEC promulgated thereunder.

Yours faithfully,
/s/ Loyens & Loeff N.V. Loyens & Loeff N.V.
_____________________________	_____________________________

Schedule 1
OPINION ADDRESSEES

(1)	DryShips Inc.
109 Kifisias Avenua and Sina Street
151 24 Marousi
Athens, Greece

(2)	Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
USA

Schedule 2
OPINION PARTIES
(1)	Ocean Rig Black Sea Operations B.V., registered with the Trade Register under number 34363826 (the Black Sea Company).
(2)	Ocean Rig Drilling Operations B.V., registered with the Trade Register under number 34392532 (the Drilling Operations Company).
(3)	Ocean Rig Block 33 Brasil B.V., registered with the Trade Register under number 55821812 (the Brasil Company).
(4)	Ocean Rig Black Sea Coöperatief U.A., registered with the Trade Register under number 34363495 (the Black Sea Cooperative).
(5)	Ocean Rig Drilling Operations Coöperatief U.A., registered with the Trade Register under number 34363493 (the Drilling Operations Cooperative).
(6)	Ocean Rig Block 33 Brasil Coöperatief U.A., registered with the Trade Register under number 55821464 (the Brasil Cooperative).

                         Schedule 3
REVIEWED DOCUMENTS
1	ORGANISATIONAL DOCUMENTS
1.1	Excerpts
1.1.1	An excerpt of the registration of Black Sea Company in the Trade Register dated 2 March 2015.
1.1.2	An excerpt of the registration of Drilling Operations Company in the Trade Register dated 2 March 2015.
1.1.3	An excerpt of the registration of Brasil Company in the Trade Register dated 2 March 2015.
1.1.4	An excerpt of the registration of Black Sea Cooperative in the Trade Register dated 2 March 2015.
1.1.5	An excerpt of the registration of Drilling Operations Cooperative in the Trade Register dated 2 March 2015.
1.1.6	An excerpt of the registration of Brasil Cooperative in the Trade Register dated 2 March 2015.
1.2	Deeds of Incorporation
1.2.1	The deed of incorporation of Black Sea Company dated 5 November 2009.
1.2.2	The deed of incorporation of Drilling Operations Company dated 3 May 2010.
1.2.3	The deed of incorporation of Brasil Company dated 7 August 2012.
1.2.4	The deed of incorporation of Black Sea Cooperative dated 3 November 2009.
1.2.5	The deed of incorporation of Drilling Operations Cooperative dated 3 November 2009.
1.2.6	The deed of incorporation of Brasil Cooperative dated 7 August 2012.
1.3	Articles
1.3.1	The articles of association (statuten) of Black Sea Company dated 16 August 2012.
1.3.2	The articles of association (statuten) of Drilling Operations Company dated 16 February 2012.
1.3.3	The articles of association (statuten) of Brasil Company dated 25 July 2013.
1.3.4	The articles of association (statuten) of Black Sea Cooperative dated 11 July 2013.

1.3.5	The articles of association (statuten) of Drilling Operations Cooperative dated 11 July 2013.
1.3.6	The articles of association (statuten) of Brasil Cooperative dated 25 July 2013.
1.4	Board Resolutions
1.4.1	The resolution of the board of managing directors of Black Sea Company dated 12 March 2015.
1.4.2	The resolution of the board of managing directors of Drilling Operations Company dated 12 March 2015.
1.4.3	The resolution of the board of managing directors of Brasil Company dated 12 March 2015.
1.4.4	The resolution of the board of managing directors of Brasil Cooperative dated 12 March 2015.
1.4.5	The resolution of the board of managing directors of Drilling Operations Cooperative dated 12 March 2015.
1.4.6	The resolution of the board of managing directors of Black Sea Cooperative dated 12 March 2015.
2	TRANSACTION DOCUMENTS
2.1	The DryShips, Inc. form of senior indenture, retrieved via https://www.sec.gov/Archives/edgar/data/1308858/000091957413005426/d1405714_ex4-4.htm on 9 March 2015.
2.2	The DryShips, Inc. form of subordinated indenture, retrieved via https://www.sec.gov/Archives/edgar/data/1308858/000091957413005426/d1405714_ex4-5.htm on 9 March 2015.

Schedule 4
ASSUMPTIONS
The opinions in this opinion letter are subject to the following assumptions:
1	Documents
1.1	All signatures are genuine, all original documents are authentic and all copies are complete and conform to the originals.
1.2	The information recorded in the Excerpts is true, accurate and complete on the Relevant Date (although not constituting conclusive evidence thereof, this assumption is supported by the Checks).
1.3	The Indentures will be executed in the form of the drafts referred to in paragraph 2 (Transactional documents) of Schedule 3 (Reviewed documents).
2	Incorporation, existence and corporate power
2.1
No Opinion Party has been dissolved (ontbonden), merged (gefuseerd) involving an Opinion Party as disappearing entity, demerged (gesplitst), converted (omgezet), granted a suspension of payments (surseance verleend), subjected to emergency regulations (noodregeling) as provided for in the Act on financial supervision (Wet op het financieel toezicht), declared bankrupt (failliet verklaard), subjected to any other insolvency proceedings listed in Annex A or winding up proceedings listed in Annex B of Council Regulation (EC) No 1346/2000 on insolvency proceedings of 29 May 2000, listed on the list referred to in article 2 (3) of Council Regulation (EC) No 2580/2001 of 27 December 2001, listed in Annex I to Council Regulation (EC) No 881/2002 of 27 May 2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 of 27 December 2001 relating to measures to combat terrorism, as amended from time to time (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpts and the Checks).

2.2
The Articles are the articles of association (statuten) of the relevant Opinion Party in force on the Relevant Date (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpts).

2.3	The Cooperatives conduct or cause to conduct a business (een bedrijf uitoefenen) in accordance with their objects clause as set forth in their Articles.
3	Corporate authorisations
3.1
The Board Resolutions (a) correctly reflect the resolutions made by the management board of the Opinion Parties in respect of the grant of a guarantee of the obligations of DryShips Inc. under the Indentures, (b) have been made with due observance of the relevant Articles and any applicable by-laws and (c) remain in full force and effect.

3.2
No member of the board of managing directors of an Opinion Party has a direct or indirect personal interest which conflicts with the interest of such Opinion Party or its business in respect of the grant of a guarantee (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Board Resolutions).

3.3
No general meeting of the Opinion Parties has subjected any resolutions of the board of managing directors of the Opinion Parties to its approval pursuant to its Articles (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the relevant Board Resolutions).

3.4
No Opinion Party has established, has been requested to establish, or is in the process of establishing any works council (ondernemingsraad) and there is no works council, which has jurisdiction over the grant of a guarantee of the obligations of DryShips Inc, under the Indentures (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Board Resolutions).

Schedule 5
QUALIFICATIONS
The opinions in this opinion letter are subject to the following qualifications:
1	Insolvency
The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), emergency regulations (noodregeling), other insolvency proceedings and fraudulent conveyance (actio Pauliana) and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors' rights.
2	Enforceability
A Dutch legal entity may invoke the nullity of a transaction if the transaction does not fall within the objects of such legal entity and the other parties to the transaction knew, or without independent investigation, should have known, that such objects were exceeded. In determining whether a transaction falls within the objects of a legal entity all relevant circumstances should be taken into account, including the wording of the clause of the articles of association and the level of (direct or indirect) benefit derived by the legal entity.
3	Incorporation, existence and corporate power
Under Dutch law, a cooperative may be dissolved by a court (subject to the expiration of a remedy period granted at the discretion of such court) upon the request of the public prosecution office or an interested party if the cooperative does not conduct or causes to conduct a business by virtue of contracts with its members or otherwise does not meet its statutory description. Some Dutch legal authors argue that a cooperative which is used solely as a holding company does not meet its statutory description and as a result thereof could be dissolved.